UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2021

Cognition Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	2836	13-4365359
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2500 Westchester Ave. Purchase, NY	10577
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 481-2210

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.001 per share	CGTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

As previously reported on a Current Report on Form 8-K, dated October 14, 2021, Cognition Therapeutics, Inc. (the “Company”) completed its initial public offering of common stock, par value $0.001 per share (“Common Stock”), on October 13, 2021. In connection therewith, the Company granted B. Riley Securities, Inc., as representative of the several underwriters (the “Representative”), an over-allotment option to purchase up to an additional 565,217 shares of Common Stock (the “Overallotment Option”).

On November 10, 2021, the Representative provided notice to the Company that it had elected to exercise the Overallotment Option in full to purchase 565,217 shares of Common Stock. The Representative’s exercise of the Overallotment Option closed on November 12, 2021, resulting in gross proceeds of approximately $6.8 million to the Company, before deducting underwriting discounts and commissions and other offering related expenses.

The information furnished pursuant to this Item 7.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNITION THERAPEUTICS, INC.
Date: November 12, 2021
	By:	/s/ Lisa Ricciardi
	Name:	Lisa Ricciardi
	Title:	President and Chief Executive Officer